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CMP1: ASAPER.DOC                                                  Exhibit 10.21
D1  1.3.94:D2  4.3.94:D3  6.5.94
D4  9.5.94:D5  10.8.94:D6  29.8.94
D7: 30.8.94

                     MANUFACTURING AGREEMENT

                              between

                              NOVOSTE B.V.
                              Dillenburgstraat 11a
                              5652 AM Eindhoven
                              The Netherlands
                              (hereinafter referred to as "Novoste B.V.")

                              and

                              AORTECH EUROPE LIMITED
                              Incorporated under the Companies Acts and having their registered office at Phoenix Crescent Strathclyde Business Park Bellshill Lanarkshire ML4 3NJ Scotland (Hereinafter referred to as "AorTech")


            WHEREAS, Novoste Corporation has developed the Product (as hereinafter defined) and has licensed the related intellectual property and technology to its wholly owned subsidiary Novoste B.V., and Novoste B.V. wishes AorTech to manufacture the Product; and


            WHEREAS, AorTech has agreed to manufacture the Product and purchase the components therefore,

NOW THEREFORE

1.0      GENERAL UNDERSTANDING

         1.1 For the purpose of this agreement, the Product shall mean all finished devices produced by AorTech at the request of Novoste B.V.

         1.2 During the term of and upon the conditions set forth in this Agreement, Novoste B.V. appoints AorTech as a European manufacturer. AorTech accepts such appointment and agrees to source and procure all required materials for and, assemble, package, sterilize, label, arrange for the handling, testing, storage and shipment of the Product, all in accordance with the terms and specifications hereof. AorTech shall perform its obligations
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                                       2

                  hereunder in a competent and professional manner and in compliance with applicable law of relevent jurisdictions.

         1.3      AorTech shall at its own cost, provide to Novoste B.V.:

                  a. All labor required to carry out each task described in 1.2;

                  b.       facilities for performing each task described in 1.2;

                  c. facilities for storing the Product, its components and supplies at the premises of AorTech.;

                  d. qualified personnel for testing of the Product, its sub-assemblies, components and supplies;

                  e. qualified personnel to perform preventive and routine maintenance and calibration of equipment, fixtures and machines used to manufacture the Product;

                  f. facilities and personnel to maintain and store all quality records pertaining to the Product, where they shall be available for immediate review and shall be maintained as the property of Novoste B.V.;

                  g. qualified personnel to assist Novoste B.V. in transporting materials and finished Product through customs and into all countries of the European Union; and

                  h. qualified personnel to source and procure all materials required to build the Product as specified in this Agreement;

         1.3 All Products shall be manufactured in accordance with Novoste B.V.'s specifications and procedures, ISO 9001 procedures and cGMP.


2.0      PACKAGING OF FINISHED GOODS

         2.1 All Products shall be packaged in the manner and with such wrappers cartons boxes or other containers bearing such labeling, trade names and trademarks as Novoste B.V. may from time to time designate and supply to AorTech, provided that Novoste B.V. shall give AorTech 30 days written notice of any change thereto.

3.0      SCHEDULING

         3.1 AorTech shall manufacture Product for Novoste B.V. hereunder only upon receipt of purchase orders from Novoste B.V. setting forth the order number, the quantity and type of Product ordered and special shipping instructions, if any.
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                                       3

         3.2 Novoste B.V. Materials Management shall periodically issue to Aortech an updated twelve (12) month Production forecast.

         3.3 AorTech and Novoste B.V. agree to use the following scheduling and material ordering parameters for the purpose of ordering component inventory and planning Production and engineering resources:

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
3 months                                                  Firm Purchase Orders from Novoste B.V. for Finished
                                                          Product; schedule unchangeable
----------------------------------------------------------------------------------------------------------------
4 months (60 days minimum on hand inventory to be         Firm commitments from Novoste B.V. for AorTech to
maintained by AorTech; an additional 60 days inventory    purchase all material required to produce Products
secured in the form of firm purchase orders from          per rolling Production schedule
AorTech per the rolling Production schedule)
----------------------------------------------------------------------------------------------------------------
5 to 12 months                                            Novoste B.V. may move up to 30% of scheduled
                                                          deliveries out 60 days or in 60 days depending on
                                                          material availability and actual market demand
----------------------------------------------------------------------------------------------------------------


         3.4 AorTech shall source and procure all materials required for the manufacture of the Product. AorTech shall use only approved suppliers listed on AorTech's approved supplier list when purchasing such material.

         3.5 AorTech shall immediately alert Novoste B.V. in writing of potential or confirmed delays in obtaining material, of the required amounts, when such a delay may affect Product delivery dates.

         3.6 AorTech shall immediately alert Novoste B.V. in writing of potential or confirmed material obsolescence or material substitution issues.

         3.7 AorTech shall maintain a minimum of sixty (60) days inventory of all required materials for the manufacture of the Product to support the rolling Production forecast over that same time period. In addition, firm purchase orders from AorTech shall be outstanding for an additional sixty (60) days supply of such required materials.

         3.8 AorTech shall provide Novoste B.V. on a monthly basis, an inventory summary review of all material. At minimum the report will detail the following information: part number and description per Novoste B.V. specifications, quantity on hand, quantity on order and due dates, cost, supplier name and address, supplier approval status, total inventory valuation, obsolete inventory and valuation, and any potential or pending issue with the supplier that could potentially delay delivery schedules. This report shall be made available by the 5th business day of each month.
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                                       4

         3.9 Upon written request from AorTech, Novoste B.V. will provide an inventory deposit which will be applied against the material cost incurred by AorTech to purchase all materials required to support two (2) months of the Product forecast. AorTech will typically order all material at a rate which will compensate for shrinkage / yield losses. This rate may from time to time be adjusted by Novoste B.V. provided such change is delivered to AorTech in writing.

         3.10 During the performance of this manufacturing Agreement, AorTech will in accordance with Clause 3.4 purchase materials to support Novoste B.V. requirements. Novoste B.V. shall reimburse Aortech on request for the cost of all such materials. Certain materials which AorTech will acquire will be subject to minimum-buy requirements and quantity price breaks which may result in excess material accumulation which will be the responsibility of Novoste B.V. provided Novoste B.V. has approved such purchases. Additionally, design changes may cause materials to become obsolete. Obsolete materials due to a design change will be returned to suppliers when possible. Non-returnable inventory will be charged and delivered to Novoste B.V..

                  a. During the performance of this manufacturing Agreement, AorTech will provide Novoste B.V. with periodic updates of the status and amounts of excess or obsolete material held by Aortech.

                  b. AorTech will use its best effort to minimize the impact of excess material and/or obsolete materials. AorTech will return materials to suppliers for credit, less restocking fees, when appropriate. However, final costs associated with the accumulation of excess and obsolete materials are chargeable and payable by Novoste B.V.. Any excess or obsolete inventories will be charged to Novoste B.V. by AorTech at cost, without profit. Disposition of excess or obsolete materials will be coordinated with Novoste B.V. to minimize the impact of cost to Novoste B.V. where possible. Novoste B.V.'s targeted maximum budget is for obsolete material is $15,000.

         3.11 Novoste B.V. shall reimburse Aortech on request for all costs incurred by Aortech on behalf of Novoste B.V. in carrying out its duties under this Agreement


4.0      INSPECTIONS

         4.1 All facilities used by AorTech for the manufacture of the Product shall be open to inspection by Novoste B.V. or any governmental, local or other regulatory agency or authority, providing that AorTech receives reasonable written notice.
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                                       5

         4.2 AorTech shall immediately notify Novoste B.V. upon receipt of communication scheduling an inspection, excluding an inspection requested by Novoste B.V., stated above in Section 4.1.

5.0      BUSINESS REVIEWS

         5.1 AorTech and Novoste B.V. shall, each at their own expense, meet periodically to review performance and business transacted, and to identify and resolve those issues which have arisen since the last business review meeting. These meetings shall be held at minimum of four (4) times per year.


6.0      PAYMENTS TO MANUFACTURER (AORTECH)

         6.1 The initial price to be paid by Novoste B.V. to AorTech shall be calculated at the rate of $18 (United States currency) per hour (each such hour being referred to herein as a Direct Labor Assembly Hour) in respect of each hour or part of an hour which an AorTech employee shall devote to performing any of the following activities: manufacture of Novoste B.V. Product; inspection and testing of Novoste B.V. Product or materials used to build Novoste B.V. Product; packaging of Novoste B.V. Product; handling of material, sub assemblies and / or Novoste B.V. Product, shipping of Novoste B.V. Product, and receiving of materials used to build Novoste B.V. Product. AorTech will invoice Novoste B.V. monthly, at the end of each month, for payment of the cost associated with performing these activities in support of this Agreement. Novoste B.V. will pay such invoices within thirty days of their being issued by AorTech. Overtime shall be defined as the number of hours worked beyond the normal work week. Overtime shall be invoiced at the base rate of $18 per hour plus 50%, (over time premium) (or $9) or $27 per hour.

         6.2 AorTech shall, in good faith, maintain written records (time sheets) for each individual assigned to work on Novoste B.V. Product, whereby the number of hours worked, date work was performed, and name of individual performing the work shall be recorded. These records, as they apply to Novoste B.V. Product, shall be made available to Novoste B.V. for review upon request.

         6.3 The price specified in clause 6.1 shall be increased annually with effect from the anniversary of the last date of execution hereof (a) in proportion to the increase (if any) in the Retail Prices Index published in the United Kingdom by the Department of Employment (or by any Government Department upon which its duties in connection with such Index shall have devolved) for the immediately preceding month of over that for the same month in
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                                       6

                  the preceding year, or (b) by 5% per annum, whichever shall be the higher.

         6.4 Novoste B.V. shall in addition to the price specified in clause 6.1 pay to AorTech an overhead fee of $48 (United States currency) (together with all Value Added Tax payable thereon) in respect of each hour or part of an hour devoted by an AorTech employee to providing management services, (each hour being referred to herein as an Indirect Labor Hour) as follows:

                  a. handling, disposition and resolution of routine non-conforming materials and Product;

                  b. engineering support in the areas of quality assurance and manufacturing as required to support ongoing Production including troubleshooting of routine process and Product issues as they arise in day to day Production;

                  c. source and procurement of all materials required to build Novoste B.V. Product per the specifications stated in this Agreement;


                  d. management support provided by AorTech's operation Manager, Quality Assurance Manager and Warehouse supervisor.

         6.5 Novoste B.V. shall pay AorTech $5,000 (United States currency) per month for use of a class 100,000 cleanroom dedicated exclusively to manufacture the Product. In addition, the following services shall be included:

                  a. the storage of materials within AorTech's warehouses area; this shall include up to 500 square feet of storage space. Novoste B.V. shall pay for any additional storage space exceeding this 500 square feet at a rate to be specified by AorTech and agreed upon by Novoste B.V.;

                  b. passing materials for sterilization and coordinating all sterilization scheduling at a Novoste B.V. approved sterilization facility;


                  c. providing quarantine and quality assurance assistance for finished Products;

                  d. receiving orders, allocating and packaging Products and preparing shipping documents;

                  e.   arranging collection with a freight forwarder;

                  f.   controlling and tracing the foregoing services;
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                                       7

                  g. monthly reporting to Novoste B.V. of all raw material inventory, finished goods inventory and receipt and dispatch of said material;

                  h. the provision of warehouse and Production control personnel and inspection and quality assurance management.

         6.6 Novoste B.V. shall reimburse AorTech in respect of any capital expenditure necessarily incurred by AorTech with the prior Agreement of Novoste B.V., such Agreement not to be unreasonably withheld for the purpose of assembling the Product pursuant to this Agreement, including, without prejudice to the foregoing generality, any expenditure incurred in connection with the provision of new or additional cleanroom facilities. This amount shall not exceed $10,000 US dollars unless otherwise agreed by both parties in writing in advance.

         6.7 Novoste B.V. shall also pay to AorTech a fee of $30 US dollars, (together with all Value Added Tax payable thereon) in respect of each hour or part of an hour devoted by AorTech's senior technician. Overtime shall be defined as the number of hours worked beyond the normal work week. Overtime shall be invoiced at the base rate of $30 per hour plus 50%, (over time premium) (or $15) or $45 per hour.

         6.8 Novoste B.V. shall pay AorTech a fifteen percent (15%) fee based on the actual cost of materials purchased by AorTech, where such materials are exclusiverly used to build Novoste Product per this agreement (fee is equal to 15% of actual material costs). This incremental material cost shall cover any administrative, finance or other costs incurred by AorTech to purchase materials required to build Novoste Product per this agreement. This incremental material cost shall be invoiced on a separate line item from that of actual material cost.


7.0      DELIVERY, LEAD TIME AND FLEXABILITY

         7.1 AorTech shall arrange delivery of the Product to such destination as Novoste B.V. may designate in accordance with Clause 7.4. All freight costs relating to delivery of Product from AorTech's premises to their ultimate destination will be at the expense of Novoste B.V. and will be reimbursed by Novoste B.V. to AorTech within 30 days of a request for payment in writing by AorTech to Novoste B.V.. Novoste B.V. retains the right to approve the freight forwarder recommend by AorTech.

         7.2 Novoste B.V. will provide AorTech with a purchase order which shall state the Product part number, quantities and date required. AorTech shall use its best efforts to supplying the Product in accordance with Novoste B.V. required ship dates.
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                                       8


         7.3 Novoste B.V. shall pay for all transportation costs and any Value Added Tax as assigned in accordance with the terms in Clause 7.1. All transit insurance costs in respect of onward delivery of finished goods to Novoste B.V.'s customers, will be the passed on to Novoste B.V. by AorTech.

         7.4 Novoste B.V. may require that shipments of Product under this Agreement be shipped by AorTech directly to Novoste B.V. customers. These shipment locations will be specified by Novoste B.V..

         7.5 During the initial pre-Production stage (defined as the stage where equipment installation, Product qualification, process validation take place, and initial shelf stock units are built), AorTech and Novoste B.V. shall work together to develop a price per unit cost which includes the cost, facility overhead, direct and indirect labor, and sterilization costs. Upon developing a mutually agreed upon price per unit, this manufacturing Agreement will be amended to reflect such terms. Until such time pricing shall remain as indicated in section 6 of this Agreement.


8.0      TERM

         8.1 Subject to prior termination as provided in Section 9.1 below, the initial term of this Agreement shall be from the date of execution of this agreement until March 31st, 2000.

         8.2 After the initial term of this Agreement, the duration of this Agreement shall thereafter automatically renew for an additional twelve month period except that either Novoste B.V. or AorTech may terminate the Agreement by giving ninety (90) days prior written notice of termination, such termination to be effective at the end of the relevant twelve month period. AorTech will complete the manufacture of any Products ordered by Novoste B.V. up to the termination date.


9.0      TERMINATION

         9.1 Notwithstanding the term set forth in Section 8.1 above, this Agreement may be terminated prior to the expiration of the initial term (or any renewal term) as follows:

                  a. AorTech shall have the option of terminating this Agreement immediately if Novoste B.V. fails to pay any amounts due and payable to AorTech in terms of this Agreement which remain due and unpaid for thirty (30) days after receiving written notices from AorTech that such amounts were unpaid, due and owing to AorTech.
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                                       9

                  b. Should either party commit any material breach of this Agreement and fail to remedy the same within thirty (30) days after receipt of written notice to do so, the party giving notice shall by entitled forthwith to terminate this Agreement by a notice in writing, without prejudice to any claim for any damages or other relief arising out of such breach, and any waiver of any breach shall not be taken to a waiver of any subsequent breach.

                  c. In case of the bankruptcy, appointment of a trustee, receiver of liquidator, assignment for the benefit of creditors or insolvency of either party, or in the event that either party liquidates its business, this Agreement shall terminate immediately.

         9.2 Upon termination of this Agreement, all amounts due and owing from Novoste B.V. to AorTech, notwithstanding prior terms of sale or Agreement, become immediately due and payable. All tooling, equipment, inventory and documents shall be forwarded by AorTech to a destination specified by Novoste B.V.. All costs associated with the transfer of equipment, documentation, records or other Novoste B.V. assets shall be expensed to Novoste B.V..

         9.3 With reference to Section 13 of this Agreement, if any of the conditions listed in Section 13 of this Agreement should occur, and the result of such condition represents a breach of this Agreement, this Agreement will terminate.

10.0     CONFIDENTIAL INFORMATION AND ADVERTISING

         10.1 AorTech and Novoste B.V. shall each maintain as confidential, and not to disclose to third parties or use for its own benefit, any specifications, drawings, blueprints, flow charts, reports, data, business information, trade secrets, manufacturing processes, or other confidential information of the other party which AorTech or Novoste B.V., as the case may be, learns or acquires by virtue of this Agreement, except that AorTech or Novoste B.V. may disclose confidential information pursuant to the order or requirement of a court, administrative agency, or other governmental body, and for disclosures required to be made by Novoste B.V. or its parent, Novoste Corporation, pursuant to United States Securities Law. AorTech and Novoste B.V. must notify the other party in writing of the need for such disclosure in advance of any such disclosure being made and AorTech and Novoste B.V. further agree to use reasonable efforts to protect the confidential information against disclosure to unauthorized persons.

         10.2 AorTech may disclose confidential information to AorTech's employees who have a need to know and legal duty to protect
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                                       10


                  such confidential information. At Novoste B.V.'s written request, AorTech agrees to destroy or otherwise dispose of all confidential information, except as prohibited by regulatory or safety agencies.

         10.3 Without Novoste B.V.'s written consent, AorTech shall not in any manner disclose (except as required for financing), advertise, nor publish the existence of this Agreement nor the terms of transactions under this Agreement, which shall be considered as part of the confidential information.

         10.4 The term confidential information shall not include information which is in the public domain at the time of disclosure or afterward, except where such information becomes public due to a breach by the disclosing party of its obligations hereunder, nor shall the term confidential information in possession at the time of disclosure or which may be disclosed by third party having the right to disclose the same.

11.0     INSURANCE

         11.1 Novoste B.V. shall provide AorTech, on or before execution of this Agreement with evidence acceptable to AorTech from a reputable insurance company certifying that Novoste has one or more policies issued by such insurance company in respect of Product liability insurance in respect of the Product in an amount equivalent to at least EIGHT MILLLION U.S. DOLLARS ($8 Million).


         11.2 AorTech shall provide to Novoste B.V., on or before execution of this Agreement with evidence acceptable to Novoste B.V. from a reputable insurance company certifying that AorTech has one or more policies issued by such insurance company in respect of Product liability, fire insurance, and theft (catastrophic loss). In the event of a catastrophic loss, said insurance must cover the cost of replacing all Novoste equipment and fixtures at replacement value, Novoste purchased supplies and components, Novoste B.V. finished Products. Novoste equipment shall be covered by AorTech up to ONE MILLION U.S. DOLLARS ($1 Million) Or other sum to be agreed upon in writing.


12.0     INDEMNITES

         12.1 Novoste B.V. shall at all times indemnify and hold AorTech (and its respective directors, officers, employees and agents) harmless and upon request will defend the same against all actions, proceedings, claims, demands, losses, suits, outlays, damages, judgments, penalties or expenses of any kind or nature (including reasonable legal fees, other costs and amounts paid in settlement with Novoste B.V.'s consent) which may be suffered or incurred by any of them arising out of any defect in any Product or any part thereof ;

         12.2 AorTech shall at all times indemnify and hold Novoste B.V. (and its respective directors, officers, employees and agents) harmless and upon request will defend the same against all actions, proceedings, claims, demands, losses, suits, outlays, damages, judgments, penalties or expenses of any kind or nature (including reasonable legal fees, other costs and amounts paid in settlement with AorTech's consent) which may be suffered by any of them arising out of any failure by AorTech to exercise reasonable care in carrying out the tasks specified in 1.2 of this Agreement.

         12.3 Each party shall give the other party prompt notice of any claim or suit relating to the subject matter of the indemnities granted in terms of this Clause 12. At the discretion of Novoste B.V., Novoste B.V. will assume the defense of any claim, demand or action against AorTech, however if shall upon written request by AorTech allow AorTech to participate in the defense thereof, such participation to be at the expense of AorTech.


  13.0   DEFAULT

         13.1 No failure or omission by either of the parties hereto in the performance of any obligation contained in this Agreement shall be deemed a breach hereof to the extent the same shall result from any cause beyond the control of such party, including, but not restricted to, acts of God, acts of local governments or any agency thereof, requests of any governmental authority or any officer, department, agency or instrumentality thereof, fire, storm, flood, earthquake, explosion, accident, acts of the public enemy, war, rebellion, insurrection, riot, sabotage, epidemic, quarantine, restrictions, strike, lock-out, dispute with workmen, labor shortages, transportation embargoes, or failures or delays in the delivery of any transportation facility, Product or material necessary to the performance hereof.

14.0     COMPLIANCE WITH LAW

         14.1 The illegality or unenforceability of any provision this Agreement shall not impair the legality or enforceability of any other provision.

15.0     NOTICES

         15.1 Any notices required or permitted to be given pursuant to this Agreement shall be sufficient if delivered either by personal delivery or by registered post. Notices sent by post shall be addressed as follows:
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                                       12

                           If to Novoste B.V.:       Novoste B.V.
                                                     Dillenburgstraat 11a
                                                     5652 AM Eindhoven
                                                     The Netherlands

                                                     Attn:  David Gill

                                                     And one copy to Novoste
                                                     B.V. parent company,

                                                     Novoste Corporation
                                                     4350-C International Blvd.
                                                     Norcross, GA 30093

                                                     Attn: Donald Webber

                           If to AorTech:            AorTech Europe Limited
                                                     Strathclyde Business Park
                                                     Bellshill
                                                     Strathclyde
                                                     Scotland  ML4 3NJ

                                                     Attn:  Richie Brown

                  Subject to change by written notice in accordance with this paragraph.

         15.2 Notices delivered personally shall be deemed to be received as of the date of actual receipt; notices sent by post shall be deemed to be received on the fifth business day after the date of posting.


16.0     DESCRIPTIVE HEADINGS

         16.1 The descriptive headings herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.


17.0     ARBITRATION

         17.1 In the event of any question or dispute or difference arising between the parties as to the true intent and meaning of this Agreement or the fair interpretation or the implement thereof, the same shall be referred to the Dean for the time being of the Royal Faculty of Procurators in Glasgow, whom failing an Arbiter to be appointed by him as sole Arbiter, and the award of such Arbiter, partial, interim or final, shall be binding on the parties, who agree to exclude the jurisdiction of the court to give its opinion on any question of law arising in any such arbitration under in terms of Section 3 (1) of the Administration of Justice (Scotland) Act 1972.
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                                       13

18.0     GOVERNING LAW

         18.1 This Agreement shall be governed by and construed in accordance with the provisions of Scots Law.


19.0     MAINTENANCE OF CERTIFICATE

         19.1 AorTech shall update its Quality Manual and inform the regulatory body TUV of its desire to broaden the scope of their ISO 9001 coverage to include contract-manufacturing services within 45 days of entering into this contract.

         19.2 AorTech will within six (6) months of entering into this contract, deliver to Novoste B.V., a copy of the AorTech's amended ISO 9001 certificate as confirmation that 19.1 above has been met.

         19.3 AorTech shall immediately inform Novoste B.V. of any non-compliance or observation raised by the Company (AorTech) or Notified Body (TUV Product Service) that may affect the Product. This shall be done in writing within 3 business days upon being issued the observation.

         19.4 If AorTech shall lose its ISO 9001 certificate due to unsatisfactory resolution of observations of non-compliance issued by AorTech's notified body, or, AorTech changes notified bodies, or, AorTech is unable to broaden its Quality Manual as per 19.1 of this Agreement, Novoste B.V. will have the option to terminate this contract, on thirty days written notice.

         19.5 AorTech shall maintain a cleanroom certification at class 10,000 status. Appropriate records verifying this classification is maintained shall be made available to Novoste B.V. upon request.


20.0     NO CHANGE

         20.1 AorTech agrees to make no changes to either the facility, process layout, process flow, Product, processes (manufacturing, testing, sterilization and inspection), Products intended end use, design, component, tooling, packaging, labeling, instructions for use, or any change which can or may effect the form, fit, function, safety or efficacy of the device, end user, patient or Production operator, without the express written permission of Novoste B.V.. The person(s) designated by Novoste B.V. for approving any change shall be Donald J. Webber, Director of Manufacturing Operations, or Daniel Currie, Director of Quality Assurance, unless otherwise amended in writing.

21.0     NO IMPLIED LICENSE

         21.1 The parties understand that, except as may be otherwise expressly stated herein, neither the Terms or Conditions of this Agreement, nor the acts of either party arising out of this Agreement or related to Novoste B.V.s's purchase, use, sale, or other distribution of Product may be considered in any way as a grant of any license whatsoever under any of Novoste B.V.'s or its parent, Novoste Corporation, present or future patents, copyrights, trademarks, trade secrets, or other proprietary rights, nor is any such license granted by implication, estoppel, or otherwise.


22.0     OWNERSHIP

         22.1 Specifications - AorTech acknowledges that the specifications and all related writings, drawing, artwork, computer assisted designs and similar works are and shall be the exclusive property of Novoste B.V., or its parent , Novoste Corporation (jointly "Novoste"), and Novoste retains all right, title and interest, including copyright, relating to such material. Upon termination of this Agreement for any reason with the exception of breach by Novoste B.V., AorTech agrees to return to Novoste B.V. all copies of the specifications and related materials within ten (10) business days of such termination. This material shall be complete in every respect, as to permit experienced manufacturer to manufacture, assemble, test, package and sterilize the Product described in this Agreement. In the event of Breach by Novoste B.V., AorTech will return all documentation within ten (10) days of resolution of any outstanding technical issues and payment of outstanding engineering or Production invoices.

         22.2 Novoste Equipment - AorTech shall assist in the initial installation, qualification, validation of Novoste equipment, tooling, and fixtures, and maintain and account Novoste equipment at the AorTech facility or AorTech's sub-contractor's facility. AorTech hereby acknowledges that Novoste equipment is the sole and exclusive property of Novoste. Novoste shall provide identification and ownership tags (also called asset tags) for all Novoste. equipment, and AorTech shall ensure that such tags are properly placed and maintained on all Novoste equipment. AorTech hereby covenants that, during the term of this Agreement

                  a. AorTech and any sub-contractor of AorTech using Novoste equipment shall utilize Novoste equipment solely for manufacturing Novoste B.V. requirements of the Product provided hereunder,

                  b. AorTech shall not encumber any of Novoste equipment, nor shall AorTech permit Novoste equipment to become encumbered as a result of any act or omission of AorTech or a subcontractor of AorTech.

                  c. AorTech agrees that it will not sub-contract the manufacturing of Novoste B.V. Product without written permission from Novoste B.V..

         22.3 Within ten (10) business days following termination (with the exception of termination due to breach by Novoste B.V.) or expiration of this Agreement, AorTech agrees to properly pack and return to Novoste, or cause to be properly packed and returned to Novoste, F.O.B. point of shipment, all Novoste equipment, the same to be shipped to such facility as Novoste B.V. directs at Novoste B.V.'s expense.

         22.4 AorTech acknowledges that any improvement made to any Novoste equipment, tooling, fixture, process or system made by AorTech where such service is paid by Novoste B.V., Novoste B.V. shall own all rights and claims to such improvements.


23.0     WARRANTY

         23.1 Limited Warranty: AorTech warrants to Novoste B.V., for the shelf life of the Product as defined by Novoste specifications, which shall be a minimum of twenty four months from the date of sterilization, and a maximum of thirty-six months from the date of sterilization, that all Product shall be free from defects in material and workmanship, and shall conform to applicable specifications, drawings, samples and descriptions referred to in this Agreement.

         23.2 AorTech shall rework or replace all defective Product (typically within 15 days of receipt) unless otherwise specified by Novoste B.V., at no cost to Novoste B.V.. All rework of finished Product must be approved in writing before starting any such rework by the Novoste B.V., Director of Quality Assurance.

         23.3 AorTech warrants its right under this Agreement to convey the Product and that the Product is and will continue to be, upon delivery from AorTech, free of all liens and encumbrances.


24.0     TRANSFERABILITY

         24.1 AorTech acknowledges that Novoste Corporation is in the process of forming its European corporate striucture, which ultimately may include subsidiaries in several countries in addition to Novoste B.V. in the Netherlands. Novoste B.V.

                  reserves the right to assign or transfer this contract to another subsidiary of the Novoste corporate group.

25.0     PREVIOUS AGREEMENTS

         25.1 The contract signed by Novoste Corporation and AorTech Ltd. on July 16th, 1998 is now agreed as terminated and that this contract supercedes all other discussions or agreements in relation to the subject matter of the contract.


         IN WITNESS WHEREOF, the authorized representatives of the parties have executed this Agreement under seal and date(s) set forth below:

         AorTech Europe Limited                     Novoste B.V.
         Contractor                                 Buyer

         /s/ Eddie McDaid                           /s/ David Gill
         ------------------------                   --------------------------
         Eddie McDaid                               David Gill
         Managing Director                          General Manager


         Date:                                      Date:  12/23/98